UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2010

UNIVERSAL HOSPITAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20086	41-0760940
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

7700 France Avenue South, Suite 275

Edina, Minnesota 55435-5228

(Address of principal executive offices, including zip code)

952-893-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)

On December 22, 2010, Diana J. Vance-Bryan was promoted to Executive Vice President of Operations of Universal Hospital Services, Inc. (the “Company”), effective January 1, 2011.  In this position, Ms. Vance-Bryan will serve as principal operating officer of the Company, filling a role that was held by Timothy W. Kuck until June 27, 2010.  As of January 1, 2011, Ms. Vance-Bryan will cease acting as the Company’s Senior Vice President and General Counsel.

Diana Vance-Bryan, 54, joined the Company in 2006 as Senior Vice President and General Counsel.  She has 25 years of legal experience, primarily in the health care sector.  From 2004 to 2006, Ms. Vance-Bryan served as Vice President and General Counsel of Novartis Nutrition Corporation, a leading manufacturer of medical nutrition products, which was acquired by Nestlè in 2007.  Ms. Vance-Bryan is a graduate of Mercy Hospital School of Nursing, and received a Bachelor of Science degree in Nursing from The University of Iowa College of Nursing and a Juris Doctor degree from The University of Iowa College of Law.  There are no arrangements or understandings between Ms. Vance-Bryan and any other persons pursuant to which Ms. Vance-Bryan was selected as Executive Vice President of Operations.  Ms. Vance-Bryan does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a party in which the amount involved exceeds $120,000, nor has Ms. Vance-Bryan had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.

Ms. Vance-Bryan does not have an employment agreement with the Company.  The Company’s Compensation Committee will determine any changes in Ms. Vance-Bryan’s base salary and her target award under the Executive Incentive Program in connection with her promotion prior to or at the next committee meeting.

Effective June 27, 2010, Mr. Kuck ceased acting as Executive Vice President and Chief Operating Officer of the Company and was appointed the Company’s Executive Vice President, Strategy & Business Development.  The change was made to reflect a change in Mr. Kuck’s focus from operations to strategic initiatives.  Mr. Kuck’s compensation arrangements remained the same following this change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Universal Hospital Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2010	UNIVERSAL HOSPITAL SERVICES, INC.

	By:	/s/ Rex T. Clevenger
Rex T. Clevenger
Executive Vice President and
Chief Financial Officer